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                         THIRD AMENDMENT


                    THIRD AMENDMENT dated as of December 16, 1997 (this "Amendment") to the Amended and Restated Credit Agreement dated as of February 17, 1995 (as in effect immediately prior to the date hereof, the "Credit Agreement") among D 56, INC., a Minnesota corporation (the "Company"), the several banks and other financial institutions party thereto (the "Banks") and The CHASE MANHATTAN BANK (as successor to Chemical Bank), a New York banking corporation, as agent for the Banks (in such capacity, the "Agent").


                                W I T N E S S E T H :


                    WHEREAS, the Company, the Banks, the Co-Agents named therein and the Agent are parties to the Credit Agreement;

                    WHEREAS, the Company has requested that the Agent and the Banks amend the Credit Agreement and the Holding Guarantee (as defined in the Credit Agreement) in certain respects in order to permit Holding to create two new Subsidiaries and to permit the Company and its Subsidiaries to enter into certain transactions with such two new Subsidiaries; and

                    WHEREAS, the Agent and the Banks are willing to enter into this Amendment on the terms and conditions hereof;

                    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                    1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as so defined.

                    2.  Amendments to Subsection 1.1.    (a)  Subsection
          1.1 of the Credit Agreement is hereby amended by inserting the following new definitions:

                    "Retail Subsidiary":  Department 56 Retail, Inc., a
               Minnesota corporation, or any other direct wholly-owned Subsidiary of Holding created principally to make retail sales of the Company's inventory;

                    "Sales Subsidiary":  Department 56 Sales, Inc., a
               Minnesota corporation, or any other direct wholly-owned Subsidiary of Holding created principally to employ sales representatives for the Company's inventory.

                    (b) Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the phrase "its Debt Ratio and its Fixed Charge Coverage Ratio" each time it appears in the definition of "Applicable Level" and substituting therefor each

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          such time the phrase "the Debt Ratio and the Fixed Charge
          Coverage Ratio".

                    (c) Subsection 1.1 of the Credit Agreement is hereby further amended by deleting from the definitions of "Applicable Level", "Capital Expenditures", " Consolidated Current Assets", "Consolidated Current Liabilities", Consolidated EBITDA", "Consolidated Net Income", "Consolidated Net Worth", "Debt Ratio", "Excess Cash Flow", "Fixed Charge Coverage Ratio", "Indebtedness", "Lease Obligations", "Net Interest Expense", "Net Proceeds" and "Working Capital", the phrase "the Company" each time it appears therein and substituting therefor each such time the phrase "Holding".

                    (d) Subsection 1.1 of the Credit Agreement is hereby further amended by deleting from the definition of "Fixed Charge Coverage Ratio" the phrase ",plus, for any period, Holding Net Interest Expense".

                    (e) Subsection 1.1 of the Credit Agreement is hereby further amended by deleting therefrom the definition of "Holding Net Interest Expense".

                    (f) Subsection 1.1 of the Credit Agreement is hereby amended by deleting from paragraph (b) of the definition of "Net Proceeds" the word "Borrower" and substituting therefor the word "Company".

                    (g) Subsection 1.1 of the Credit Agreement is hereby further amended by inserting, at the end of the definition of "Subsidiary", the following phrase:

               , and Retail Subsidiary and Sales Subsidiary shall be deemed to be Subsidiaries of the Company for purposes of the Credit Documents (except for purposes of computing the Borrowing
               Base).

                    3. Amendment to Subsection 7.1. Subsection 7.1 of the Credit Agreement is hereby amended by adding the phrase "each of Holding and its Subsidiaries and" immediately before the phrase "the Company and its Subsidiaries" each time such latter phrase appears.

                    4. Amendment to Subsection 7.2. Subsection 7.2 of the Credit Agreement is hereby amended by deleting each reference to "the Company" (except for references therein to officers of the Company) and substituting therefor each such time a reference to "Holding".

                    5. Amendment to Subsection 7.9. Subsection 7.9 of the Credit Agreement is hereby amended by deleting each reference to "the Company" (except for references therein to officers of the Company) and substituting therefor each such time a reference to "Holding".

                    6.  Amendment to Subsection 8.5.  Subsection 8.5 of the

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          Credit Agreement is hereby amended by (i) deleting the word "and"
          appearing at the end of clause (f) thereof, (ii) replacing the period at the end of clause (g) thereof with the phrase "; and" and (iii) adding at the end of such subsection the following new clause (h):

                    (h) the Company and its Subsidiaries may transfer assets to Retail Subsidiary and Sales Subsidiary of the type and having values as set forth on Schedule I to the Third Amendment to this Agreement dated as of December 16, 1997.

                    7. Amendment to Subsection 8.6. Subsection 8.6 of the Credit Agreement is hereby amended by adding at the end of clause
          (b) the following:

               and provided further that the Company and its Subsidiaries may also transfer assets to Retail Subsidiary and Sales Subsidiary in accordance with subsection 8.5(h).

                    8. Amendment to Subsection 8.11. Subsection 8.11 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (c) thereof, (ii) replacing the period at the end of clause (d) thereof with the phrase "; and" and (iii) adding at the end of such subsection the following new clause (e):

                    (e) the Company may declare and pay dividends to EBI and Intermediate Co., EBI may declare and pay dividends to Intermediate Co. and Intermediate Co. may declare and pay dividends to Holding, in each case consisting of assets which the Company is permitted to transfer to Retail Subsidiary and Sales Subsidiary pursuant to subsection 8.5(h).

                    9. Amendment to Section 9. Section 9 of the Credit Agreement is hereby amended by adding at the end the proviso clause in clause (j) the following:

               and (iii) create and own Retail Subsidiary and Sales Subsidiary as its direct Subsidiaries and permit Retail Subsidiary to engage in the business of retail sales of the inventory of the Company and activities related thereto and the Sales Subsidiary to engage in the business of the employment of sales representatives for the Company's inventory and activities related thereto and make investments in Retail Subsidiary and Sale Subsidiary consisting of (a) assets permitted to be transferred to Retail Subsidiary and Sales Subsidiary pursuant to subsection 8.5(h) and (b) capital contributions of up to $1,000,000 in the aggregate in Retail Subsidiary and Sales Subsidiary;

                    10. Amendment to Holding Guarantee. Section 10 of the Holding Guarantee is hereby amended by adding immediately before the phrase "; provided that . . ." the following:

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               and (iii) create and own Retail Subsidiary and Sales
               Subsidiary as its direct Subsidiaries and permit Retail Subsidiary to engage in the business of retail sales of the inventory of the Company and activities related thereto and the Sales Subsidiary to engage in the business of the employment of sales representatives for the Company's inventory and activities related thereto and make investments in Retail Subsidiary and Sale Subsidiary consisting of (a) assets permitted to be transferred to Retail Subsidiary and Sales Subsidiary pursuant to subsection 8.5(h) and (b) capital contributions of up to $1,000,000 in the aggregate in Retail Subsidiary and Sales Subsidiary;

                    11. Special Provisions Relating to Retail Subsidiary and Sales Subsidiary. Notwithstanding any provisions to the contrary set forth in the Credit Documents (a) Holding and the Company will cause Retail Subsidiary and Sales Subsidiary to be owned as direct wholly-owned Subsidiaries of Holding, and the capital stock of such Subsidiaries shall be free of Liens; (b) Retail Subsidiary and Sales Subsidiary shall not be permitted to make any investment of the type permitted by clauses (h) or (i) of subsection 8.6; (c) for purposes of the Credit Documents, Subsidiaries of the Company shall include Retail Subsidiary and Sales Subsidiary except for purposes of computing the Borrowing Base; and (d) Retail Subsidiary and Sales Subsidiary shall not be permitted to create, incur, assume or suffer to exist any Indebtedness of the type permitted by clause (f) of subsection 8.1, any Liens of the type permitted by clause (h) of subsection
          8.2 to secure Indebtedness permitted by clause (f) of subsection
          8.1 or any Liens of the type permitted by clause (k) of subsection 8.2.

                    12. Representations and Warranties. The Company hereby confirms that, after giving effect to the amendments provided for herein, the representations and warranties contained in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the date hereof and no Default or Event of Default has occurred and is continuing.

                    13. No Other Amendments. Except as expressly amended hereby, the Credit Documents shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                    14. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                    15. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above when each of the following conditions to effectiveness shall have been satisfied:

                    (i) the Agent shall have received counterparts to this Amendment, duly executed by the Company, the Required Banks

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               and the Agent;

                   (ii) the Agent shall have received the Acknowledgement and Consent, attached to each counterpart hereof, duly executed by each of the Credit Parties (other than the Company);

                  (iii) the Agent shall have received an amendment to the Holding Pledge Agreement, satisfactory in form and substance to the Agent, which has the effect of pledging the capital stock of each of Retail Subsidiary and Sales Subsidiary to the Agent thereunder, accompanied by the share certificates evidencing such capital stock and duly executed stock powers therefor;

                   (iv) the Agent shall have received a Subsidiary Guarantee, duly executed by each of Retail Subsidiary and Sales Subsidiary; and

                    (v) the Agent shall have received an opinion from counsel to the Company with respect to the amendment to the Holding Pledge Agreement delivered pursuant to clause (iii) above and the Subsidiary Guarantee delivered pursuant to clause (iv) above, such opinion to be in form and substance satisfactory to the Agent.

                    16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                        D 56, INC.
                                        By: /s/ TIMOTHY J. SCHUGEL
                                          Title:  Vice President

                                        THE CHASE MANHATTAN BANK, as Agent
                                        and as a Bank
                                        By: /s/ LENARD WEINER
                                          Title:  Managing Director

                                        BANK OF AMERICA ILLINOIS
                                        By: /s/ THOMAS SULLIVAN
                                          Title:  Vice President

                                        FIRST BANK NATIONAL ASSOCIATION
                                        By: /s/ MICHAEL RAYMANN
                                          Title:   Vice President

                                        HARRIS TRUST AND SAVINGS BANK
                                        By: /s/ ANDREW T. CLAAR
                                          Title:  Authorized Signatory

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                                        THE BANK OF NOVA SCOTIA
                                        By:  /s/ F.C.H. ASHBY
                                          Title:  Senior Manager Loan Operations

                                        SUMITOMO BANK, LIMITED
                                        By: /s/ DOUG PUDVAH
                                          Title:  Vice President
                                        By: /s/ JOHN W. HOWARD, JR.
                                          Title:  Vice President & Manager

                                        NBD BANK
                                        By: /s/ MARGUERITE GORDY
                                          Title:  Authorized Signatory

                                        SOCIETE GENERALE
                                        By:
                                          Title:

                                        ABN-AMRO BANK N.V.
                                        By: /s/ JAMES PIERPONT
                                          Title: Authorized Signatory

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LIMITED
                                        By: /s/ ARMUND J. SCHOEN, JR.
                                          Title: Authorized Signatory


                            ACKNOWLEDGEMENT AND CONSENT


                    Each of the undersigned Credit Parties (as defined in the Amended and Restated Credit Agreement dated as of February 17, 1995; as amended, supplemented and otherwise modified prior to the execution and delivery of the Amendment, the "Credit Agreement") among D 56, INC., a Minnesota corporation (the "Company"), the banks and other financial institutions parties thereto (collectively, the "Banks") and THE CHASE MANHATTAN BANK (as successor to Chemical Bank), a New York banking corporation, as agent for the Banks (in such capacity, the "Agent") hereby acknowledges, and consents to, the execution and delivery of the Second Amendment dated as of December 16, 1997 to the Credit Agreement, and agrees to remain bound by each Credit Document to which it is a party.

                                        DEPARTMENT 56, INC.
                                        By: /s/ TIMOTHY J. SCHUGEL
                                          Title:  Vice President

                                        FL 56 INTERMEDIATE CORP.
                                        By: /s/ TIMOTHY J. SCHUGEL
                                          Title:  Vice President

                                        ed bazinet international, inc.
                                        By: /s/ TIMOTHY J. SCHUGEL
                                          Title:  Vice President

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                                        DEPARTMENT 56 TRADING CO., LTD.
                                        By: /s/ TIMOTHY J. SCHUGEL
                                          Title:  Vice President